Exhibit 10.1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXECUTION COPY

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of July 5, 2013 (the “Closing Date”) by and among MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (“Agent”), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (“BDSI”), ARIUS PHARMACEUTICALS, INC., a Delaware corporation (“API”), ARIUS TWO, INC., a Delaware corporation (“Arius Two” and, together with BDSI, API and any other entity that becomes a party hereto in accordance with the terms of this Agreement, collectively and in the singular, “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2	CREDIT FACILITIES AND TERMS

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Credit Facilities. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments, the “Applicable Commitments”). As of the Closing Date, Lenders have agreed to make available to Borrower one Credit Facility of $20,000,000 to be advanced in accordance with the terms of this Agreement.

2.3 Term Credit Facilities.

(a) Nature of Credit Facility; Credit Extension Requests. For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower during the Draw Period for such Term Credit Facility. To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b) Principal Payments. Principal payable on account of a Term Credit Facility shall be payable by Borrower to Agent immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Term Credit Facility (or if no such Amortization Schedule is attached, then upon Agent’s demand for payment), or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

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Term Credit Facilities shall be applied by Agent to the applicable Term Credit Facility pro rata against all such scheduled principal payments based upon the respective amounts thereof. After any partial prepayment of a Term Credit Facility, whether mandatory or optional, the monthly payments required under the Amortization Schedule for the applicable Term Credit Facility shall be adjusted to reflect such partial prepayment (an “Adjusted Amortization Schedule”). After any partial prepayment of a Term Credit Facility, Agent will replace the Amortization Schedule for such Term Credit Facility attached hereto with the Adjusted Amortization Schedule. Any Adjusted Amortization Schedule setting forth the adjusted principal payable on account of a Term Credit Facility after a partial prepayment shall be deemed true and correct absent manifest error.

(c) Mandatory Prepayment. If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances.

(d) Permitted Prepayment. Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility. After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay (i) the Prepayable Amount (as defined below) or (ii) upon the occurrence, and within ***, of a Qualifying Prepayment Event (as defined below), the Datalock Prepayable Amount (as defined below), in each case, of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (1) provides written notice to Agent of its election to prepay the Prepayable Amount at least *** prior to such prepayment (or in the case of the Datalock Prepayable Amount, at least *** prior to such prepayment), and (2) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount or Datalock Prepayable Amount, as applicable, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances. The term “Prepayable Amount” means all or any portion of the Credit Extensions under the applicable Term Credit Facility. The term “Datalock Prepayable Amount” means fifty percent (50%) of the then outstanding Credit Extensions and all other Obligations under all Term Credit Facilities. The term “Qualifying Prepayment Event” means the receipt by Borrower (pursuant to evidence satisfactory to Agent in its discretion) of the second Database Lock Payment.

2.4 Reserved.

2.5 Reserved.

2.6 Interest and Payments; Administration.

(a) Interest; Computation of Interest. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate. Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance. As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b) Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is four hundred basis points (4.00%) above the

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rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c) Payments Generally. Except as otherwise provided in this Section 2.6(c), all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share. Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as “Term” shall be made to each applicable Lender. All Obligations are payable upon demand of Agent in the absence of any other due date specified herein. All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document. Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d) Interest Payments; Maturity Date. Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6. All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein. If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e) Fees. Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f) Protective Advances. Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement, the Warrants and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g) Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of New York. Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

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(h) Taxes; Additional Costs.

(i) All payments of principal and interest on the Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Agent’s or any Lender’s net income by the jurisdictions under which Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(ii) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(iii) Each Lender that (A) is organized under the laws of a jurisdiction other than the United States, and (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrower and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(iv) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee

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on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(v) If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Administrative Fees and Charges.

(i) Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem reasonably appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Default has occurred within the preceding twelve (12) months, Agent shall be entitled to such reimbursement for no more than one audit and inspection per calendar year.

(ii) If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of ***, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7 Secured Promissory Notes. At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes (each a “Secured Promissory Note”) substantially in the form attached hereto as Exhibit D. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3	CONDITIONS OF CREDIT EXTENSIONS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make an advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, each in form and substance satisfactory to Agent and each Lender;

(b) for Credit Extensions made after the Closing Date, if any, timely receipt by the Agent and each Lender of an executed Credit Extension Form in the form attached hereto;

(c) (i) for Credit Extensions made on the Closing Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date; and

(ii) for Credit Extension made after the Closing Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

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(d) no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e) Agent shall be satisfied with the results of any searches conducted under Section 3.5;

(f) receipt by Agent of such evidence as Agent shall request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance satisfactory to Agent; and

(g) as determined in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent.

3.3 Method of Borrowing. Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility. The date of funding for any requested Credit Extension shall be a Business Day. To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer. Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4 Funding of Credit Facilities. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension. Agent shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in Agent’s discretion.

3.5 Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower: (a) title investigations, UCC searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

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4	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants to Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral (which, for the avoidance of doubt, shall exclude the Excluded Intellectual Property Collateral), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

4.2 Representations and Covenants.

(a) As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of Borrower disclosed on the Disclosure Schedule attached hereto).

(b) Borrower shall deliver to Agent all tangible Chattel Paper and all Instruments and documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent. Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code. Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance reasonably satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c) Borrower shall deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d) Borrower shall promptly advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e) Except for Accounts and Inventory in an aggregate amount of ***, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

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(f) Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g) Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral not expressly permitted hereunder, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

(h) As of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(i) Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date and the date of each Credit Extension:

5.1 Due Organization, Authorization: Power and Authority.

(a) Each Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation. Each Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b) The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2 Litigation. Except as disclosed on the Disclosure Schedule or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible

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Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than *** or that could result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.3 No Material Deterioration in Financial Condition; Financial Statements. All financial statements for BDSI included in the SEC Filings fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of BDSI and its Subsidiaries. There has been no material deterioration in the consolidated financial condition of BDSI and its Subsidiaries from the most recent financial statements and projections submitted to Agent or any Lender.

5.4 Solvency. The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5 Subsidiaries; Investments. Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.6 Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed all required tax returns and reports, and each Credit Party has timely paid all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by such Credit Party. Borrower is unaware of any claims or adjustments proposed for any of prior tax years of any Credit Party which could result in additional taxes becoming due and payable by such Credit Party. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.7 Disclosure Schedule. All information set forth in the Disclosure Schedule is true, accurate and complete as of the date hereof. All information set forth in the Perfection Certificate is true, accurate and complete as of the date hereof.

5.8 Inactive Subsidiary. BND does not own any assets, has not incurred any Indebtedness or any other liabilities and does not conduct any business (other than the payment of administrative fees ancillary to its limited liability company existence).

5.9 Notice to CDC. (a) Borrowers have given CDC the required notice in accordance with Section E(4) of the CDC Securities Purchase Agreement of the transactions contemplated under this Agreement, (b) CDC has not elected to exercise its Right of First Negotiation (as defined in the CDC Securities Purchase Agreement) with respect to the transactions contemplated under this Agreement and (c) the consummation of this Agreement will not breach any covenant contained in the CDC Securities Purchase Agreement.

6	AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1 Organization and Existence; Government Compliance.

(a) Each Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b) Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Each Credit Party shall promptly provide copies of any such obtained Required Permits to Agent.

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6.2 Financial Statements, Reports, Certificates.

(a) BDSI shall deliver to Agent and each Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared and unaudited consolidated balance sheet, income statement and cash flow statement covering BDSI’s and its Subsidiaries’ consolidated operations for such month certified by a Responsible Officer and in a form reasonably acceptable to Agent; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of BDSI’s fiscal year, (x) BDSI’s audited consolidated statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion (it being agreed that Cherry Bekaert LLP is acceptable to Agent) and (y) unaudited consolidating financial statements prepared by BDSI covering BDSI’s and its Subsidiaries’ operations for such year prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form reasonably acceptable to Agent; (iii) as soon as available after approval thereof by any Credit Party’s governing board, but no later than forty-five (45) days after the last day of such Credit Party’s fiscal year, and as amended and/or updated, such Credit Party’s financial projections for current fiscal year; (iv) within five (5) days of delivery, copies of (or, so long as BDSI remains subject to the reporting requirements under the Exchange Act, a link thereto on such Credit Party’s or another website on the Internet) all statements, reports and notices made available to all of any Credit Party’s security holders or to any holders of Subordinated Debt; (v) in the event that any Credit Party is or becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the SEC or a link thereto on such Credit Party’s or another website on the Internet; (vi) operating plans and other financial information reasonably requested by Agent or any Lender; (vii) if requested by Agent and as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by any Credit Party, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); and (viii) such additional information, reports or statements regarding the Credit Parties or their respective businesses as Agent or any Lender may from time to time reasonably request.

(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Agent and each Lender with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP. Upon reasonable prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred), Borrower shall allow, and cause each Credit Party to allow, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors (it being agreed that so long as no Default or Event of Default has occurred or is continuing, neither Agent nor any Lender shall make contact with any account debtor or other contract party of any Borrower without the prior consent of such Borrower), to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Borrower shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections; provided, however, that Borrower shall be required to reimburse Agent and each Lender for such costs and expenses for no more than one (1) such visit and inspection per twelve (12) month period unless a Default or Event of Default has occurred during such period.

(d) Borrower shall, and shall cause each Credit Party to, deliver to Agent and each Lender, within *** after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Required Permits which are material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

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6.3 Maintenance of Property. Borrower shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are reasonably necessary to such end. Borrower shall cause each Credit Party to keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date. Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than *** of Inventory collectively among all Credit Parties.

6.4 Taxes; Pensions. Borrower shall timely file and cause each Credit Party to timely file, all required tax returns and reports and timely pay, and cause each Credit Party to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments. Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Notwithstanding the foregoing, a Credit Party may defer payment of any contested taxes, provided, however, that such Credit Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral.

6.5 Insurance. Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least *** notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Collateral Accounts. Borrower shall, and shall cause each Credit Party to, provide Agent *** prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that any Credit Party at any time maintains, Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that at all times Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

6.7 Notices of Material Agreements, Litigation and Defaults. Promptly (and in any event within ***, (a) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default or (b) upon the execution and delivery of any Material Agreement and each material amendment, consent, waiver or other modification, and each notice of termination or default or similar notice delivered to or by a Credit Party in connection with any Material Agreement, or (c) upon Borrower becoming aware of any pending (or threatened in writing) action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than *** or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, Borrower shall give written notice to Agent and each Lender of such occurrence, and such further information (including copies of such documentation) as Agent or any Lender shall reasonably request.

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6.8 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within *** of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent or the Required Lenders to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements.

6.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents, (b) for working capital needs, general corporate purposes or other activities of Borrower and its Subsidiaries permitted pursuant to this Agreement, and (c) any other Permitted Purpose specified in the Credit Facility Schedule, if any, for such Credit Facility, provided, however, that no portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use.

6.10 Hazardous Materials; Remediation.

(a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) Borrower will provide Agent within *** after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

6.11 Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral (in each case, so long as no Default or Event of Default has occurred, other than Permitted Liens), or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than *** prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Person comprising Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (B) make, settle, and adjust all claims under Borrower’s insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12 Further Assurances. Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

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6.13 Post-Closing Obligations. Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as may be extended by the Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14 Disclosure Schedule. Borrower shall, in the event of any information in the Disclosure Schedule becoming outdated, inaccurate, incomplete or misleading in any material respect, deliver to Agent a proposed update to the Disclosure Schedule correcting all outdated, inaccurate, incomplete or misleading information, together with the next Compliance Certificate required to be delivered under this Agreement after such event. With respect to any proposed updates to the Disclosure Schedule involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the Disclosure Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments. With respect to any proposed updates to the Disclosure Schedule involving other matters, Agent will replace the applicable portion of the Disclosure Schedule attached hereto with such proposed update upon Agent’s approval thereof.

6.15 Proceeds from Casualty Events or Dispositions. On the date on which any Credit Party receives (a) any casualty proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt encumbering the personal property that suffered such casualty) or (b) proceeds from any asset disposition permitted under this Agreement, in each case, in respect of assets upon which Agent maintained a Lien, Borrower shall either (i) apply such proceeds toward the replacement or repair of destroyed or damaged property, as applicable (provided that any such replaced or repaired property (x) shall be of equal or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest) or (ii) deposit such proceeds into a Collateral Account subject to a Control Agreement.

7	NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party to do, any of the following without the prior written consent of Agent:

7.1 Dispositions. Convey, sell, abandon, lease, license, transfer, assign, grant a security in or otherwise dispose of (collectively, “Transfer”), or permit any of its subsidiaries to Transfer, all or any part of its business or property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; (b) sales or abandonment of worn-out or obsolete Equipment; (c) Permitted Liens; (d) Permitted Licenses; and (e) the sale, assignment, transfer or disposition of the Doyen Equipment.

7.2 Changes in Business, Management, Ownership or Business Locations. (a) Other than the discovery, development, testing, manufacturing, sale and marketing of pharmaceutical products permitted under this Agreement, engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) have a change in the chief executive officer where a suitable permanent replacement, as approved by Borrower’s board of directors, has not been named and hired by not later than *** after such change, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreement governing such transactions provides, as a condition precedent to the consummation of such transactions, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders; (d) add any new offices or business locations, or enter into any new leases with respect to existing offices or business locations (unless such new or existing offices or business locations contain less than *** in Borrower’s assets or property and do not contain any of Borrower’s Books) without first delivering a fully-executed Access Agreement to Agent; (e) change its jurisdiction of organization; (f) other than the creation or acquisitions of Subsidiaries in accordance with Section 6.8, change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Person already comprising the Borrower shall be the surviving legal entity, (c) Borrower’s tangible net

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worth is not thereby reduced, (d) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (e) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from collaterally assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except as is otherwise permitted in the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in common equity interests) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Article 7 of this Agreement, (c) transactions permitted by Section 7.7 of this Agreement, and (d) transactions with Affiliates in effect on the Closing Date as disclosed on the Affiliates Transaction Schedule.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to Borrower, that is adverse to Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than (i) a change in registered agents, *** or (iv) a change that could not reasonably be excepted to adversely affect the rights of Agent or Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization), in each case, without the prior written consent of Agent. Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

7.12 Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

7.13 Inactive Subsidiary. Permit BND to own any assets, conduct any business (other than the payment of administrative fees ancillary to its limited liability company existence) or incur any Indebtedness or any other liabilities.

8	ADDITIONAL COVENANTS

8.1 Life Sciences Covenants.

(a) As used in this Agreement, the following terms have the following meanings:

“BEMA Buprenorphine” means the formulation of buprenorphine with the BEMA Technology for the treatment of moderate to severe chronic pain, which Product is under exclusive license to Endo Health Solutions, Inc.

“BEMA Product” means any Product using Borrower’s proprietary BioErodible MucoAdhesive (“BEMA”) technology (“BEMA Technology”), a buccal film consisting of a small bioerodible, polymer film for application to the mucosal membranes (i.e., inner lining of the cheek).

“BUNAVAIL Product” means any BEMA Product incorporating buprenorphine and naloxone which is the subject of an investigational new drug application as of the Closing Date.

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Material Intellectual Property” means all of Borrower’s Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property that are material to the condition (financial or other), business or operations of Borrower, as determined by Agent.

“Non BEMA Buprenorphine Product” means any Product other than BEMA Buprenorphine.

“ONSOLIS Product” means the Product generically known as Fentanyl Buccal Soluble Film (and known under the commercial names ONSOLIS in the United States and BREAKYL in Europe) for the treatment of breakthrough cancer pain in opioid tolerant patients, currently under license from Borrower to Meda AB, Kunwha Pharmaceutical Co., Ltd. and TTY Biopharm Co., Ltd.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

“Permitted License” means ***

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule (as updated from time to time in accordance with Section 8.1(d)); provided, however, that if Borrower shall fail to comply with the obligations under Section 8.1(d) to give notice to Agent and update the Products Schedule prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

(b) Notwithstanding the terms of Section 7.1 of this Agreement to the contrary, Borrower shall be permitted to make Transfers in the form of Permitted Licenses.

(c) Borrower represents and warrants as follows at all times unless expressly provided below:

(i) Intellectual Property and License Agreements. A list of all of Intellectual Property of each Credit Party and all license agreements, sublicenses, or other rights of any Credit Party to use Intellectual Property (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 8.1(d), is set forth on the Intellectual Property Schedule, which indicates, for each item of property: (A) the name of the Credit Party owning such Intellectual Property or licensee to such license agreement; (B) the Credit Party’s identifier for such property (i.e., name of patent, license, etc.), (C) whether such property is Intellectual Property (or application therefor) owned by a Credit Party or is property to which a Credit Party has rights pursuant to a license agreement and (D) the expiration date of such Intellectual Property or license agreement. In the case of any Material Intellectual Property that is a license agreement, the Intellectual Property Schedule further indicates, for each: (1) the name and address of the licensor, (2) the name and date of the agreement pursuant to which such item of Material Intellectual Property is licensed, (3) whether or not such license agreement grants an exclusive license to a Credit Party, (4) whether there are any purported restrictions in such license agreement as to the ability of a Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license agreement, and (5) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such Collateral. Except as noted on the Intellectual Property Schedule, each Credit Party is the sole owner of its Intellectual Property, except for licenses granted to its customers in the Ordinary Course of Business as identified on the Intellectual Property Schedule and Permitted Licenses. Each Patent is valid and enforceable and no part of the Material Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(ii) Regulatory Status.

(A) All Products and all Required Permits are listed on the Products Schedule and Required Permits Schedule (as updated from time to time pursuant to Section 8.1(d)), and Borrower has delivered to Agent a copy of all Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 8.1(d).

(B) Without limiting the generality of Section 8.1 above, with respect to any Product being tested or manufactured, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing or manufacturing is currently being conducted by or on behalf of Borrower, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (1) Borrower’s or such Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (2) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(C) Without limiting the generality of Section 8.1 above, with respect to any Product marketed or sold by Borrower or its Subsidiaries, except as disclosed on the ONSOLIS Disclosure Schedule, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower or its Subsidiaries, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(D) Without limiting the generality of Section 8.1 above (i) and except as disclosed in the SEC Filings made prior to the Closing Date, there have been no adverse clinical test results conducted by Borrower, or to Borrower’s knowledge, conducted by other Persons which have or could reasonably be expected to result in a Material Adverse Change, and (ii) except as disclosed on the ONSOLIS Disclosure Schedule, there have been no Product recalls or voluntary Product withdrawals from any market.

(E) Except as disclosed on the ONSOLIS Disclosure Schedule, Borrower and its Subsidiaries have not experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower or its Subsidiaries in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month.

(d) Borrower covenants and agrees as follows:

(i) Reserved.

(ii) Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intellectual Property. All Material Intellectual Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property. Aside of and separate from any litigation matter set forth on the Disclosure Schedules on the Closing Date, Borrower shall at all times conduct its business without infringing (knowingly or where Borrower should have known) on any Intellectual Property rights of others. Borrower shall do the following, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do so: (A) protect, defend and maintain the validity and enforceability of its Material Intellectual Property; (B) promptly advise Agent in writing of material infringements of its Material Intellectual Property; and (C) not allow, without Agent’s prior written consent, any Material Intellectual Property to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable. Except with respect to the Excluded Intellectual Property Collateral, if Borrower (1) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (2) applies for any patent or the registration of any trademark, servicemark or copyright, then concurrently with the delivery of an updated Intellectual Property Schedule as required under clause (iv) below, Borrower shall provide written notice thereof to Agent together with such information as Agent may reasonably request to identify the forgoing and shall execute such intellectual property security agreements and other documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property. Borrower shall execute documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the IP Proceeds (as defined in Exhibit A) pertaining to the Excluded Intellectual Property Collateral.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(iii) In connection with the development, testing, manufacture, marketing or sale of each and any Product by a Credit Party, such Credit Party shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could have a Material Adverse Change, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Credit Party as such activities are at any such time being conducted by such Credit Party.

(iv) Within *** in which (A) Borrower (1) acquires and/or develops any new Registered Intellectual Property or (2) enters or becomes bound by any additional license or sublicense agreement or other agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public) and (B) there occurs any other material change in Borrower’s Material Intellectual Property from that listed on the Intellectual Property Schedule, deliver to Agent an updated Intellectual Property Schedule reflecting same. Borrower shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(v) If, after the Closing Date, Borrower determines to manufacture, sell, develop, test or market any new Product for which an investigational new drug application has been filed, Borrower shall give prior written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice), along with a copy of an updated Intellectual Property Schedule, Products Schedule and Required Permits Schedule; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall promptly give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

(e) In addition to the events listed in Article 10 and except for the matters disclosed on the ONSOLIS Disclosure Schedule, any one of the following shall also constitute an Event of Default under this Agreement: (i) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, could reasonably be expected to result in Material Adverse Change, (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority, (iv) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products (other than, in each case, with respect to any ONSOLIS Products so long as any such recall, voluntary withdrawal or actions to discontinue the sale of any ONSOLIS Products could not reasonably be expected to result in a Material Adverse Change), ***.

8.2 SBIC Related Provisions.

(a) SBIC Acknowledgement. Borrower acknowledges that Agent, and any Lender with the word “SBIC” in its name, is a Federal licensee under the Small Business Investment Act of 1958, as amended (“SBA Act”). The term “SBA” as used herein means the U.S. Small Business Administration.

(b) As a condition to any Credit Extension, Borrower shall, upon request of Agent or any Lender, complete and deliver to Agent and such Lender SBA Forms 480, 652 and 1031, the SBA Economic Impact Assessment. Any information provided by the Borrower to Agent or any Lender on each such form is and will be true, accurate and complete in all material respects.

(c) Within *** after the end of each fiscal year of Borrower, and at such other times as Agent or any Lender may reasonably request to the extent related to SBA regulations, Borrower shall provide to Agent and such Lender

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

such forms and financial and other information with respect to any business or financial condition of Borrower or any of its Subsidiaries required by the SBA, including, but not limited to (i) forms and information with respect to Agent’s or any Lender’s reporting requirements under SBA Form 468, (ii) information regarding the full-time equivalent jobs created or retained in connection with any Lender’s investment in Borrower, the impact of the financing on Borrower’s business in terms of revenues and profits and on taxes paid by Borrower and its employees, and (iii) a list of holders of the Obligations.

(d) Upon request of Agent or any Lender, the Borrower shall promptly (and in any event within *** of such request) furnish to Agent and such Lender all information as Agent or any Lender may reasonably request, to the extent reasonably available to the Borrower, in order for Agent or any Lender to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare or file SBA Form 468 and any other information requested or required by the SBA or any other similar governmental agency asserting jurisdiction over Agent or such Lender. Each Borrower shall afford to Agent and such Lender and examiners of the SBA reasonable access, during normal business hours and with prior reasonable notice, to the books, records and properties of such Borrower for the purpose of verifying the certifications made in accordance with 13 C.F.R. Section 107.610 and for all other purposes required by the SBA.

(e) No Borrower presently engages in, and it will not hereafter engage in, any activities, and no Borrower will use directly or indirectly, the proceeds from the Credit Extensions made on the Closing Date or otherwise pursuant to the Financing Documents, for any purpose for which a small business investment company is prohibited from using funds by the SBA Act and the regulations thereunder, including 13 C.F.R. Section 107.720. For a period of twelve (12) months following the Closing Date, no Borrower shall knowingly cause the nature of its business activity to change if such change would render such Borrower ineligible for financing pursuant to 13 C.F.R. Section 107.720. So long as any Obligations are owing to Agent or any Lender under the Financing Documents, the Borrower will at all times comply with all non-discrimination requirements applicable to the Borrower under federal law.

9	RESERVED

10	EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a) Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within *** after such Obligations are due and payable (which *** grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b) Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within *** after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default; provided, however, that if the default cannot by its nature be cured within the *** period or cannot after diligent attempts by such Credit Party be cured within such *** period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed *** to attempt to cure such default, and within such additional time period the failure to cure the default shall not be deemed an Event of Default;

(c) Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.8 or 6.10 or Article 7 or Article 8;

(d) Any representation, warranty, certification or statement made by any Credit Party, any holder of Subordinated Debt or any other Person acting for or on behalf of a Credit Party or a holder of Subordinated Debt (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(e) (i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than *** (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for such Credit Party’s principal place of business or any place of business that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt, or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, or (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f) (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of *** or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g) (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of *** after the occurrence thereof or such action becoming effective;

(h) (i) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of *** shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of *** during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i) any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(j) A Change in Control occurs or any Credit Party or direct or indirect equity owner in a Credit Party shall enter into agreement which contemplates a Change in Control unless such agreement provides, as a condition precedent to the consummation of such agreement, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders;

(k) Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(l) If any Borrower is or becomes an entity whose equity is registered under the Exchange Act, and/or is publicly traded on and/or registered with a public securities exchange or inter-dealer quotation system, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange or inter-dealer quotation system;

(m) The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change, if such default shall have continued unremedied for a period of *** after written notice from Agent; or

(n) Borrower fails to receive both Database Lock Payments on or before June 30, 2014 and provide Agent with evidence satisfactory to Agent of such receipt.

Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of this Agreement two (2) times in any twelve (12) month period and Agent has given to any Borrower in connection with each such failure any notice to which Borrower would be entitled under this Section 10.1 before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 10 without affording Borrower any opportunity to cure such Event of Default.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(b) Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money with respect to the Collateral of Agent’s security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii) place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3 Notices. Any notice that Agent is required to give to a Credit Party under the Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least *** prior to such action.

10.4 Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

10.5 Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(c) To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e) Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

11	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

BioDelivery Sciences International, Inc.

801 Corporate Center, Suite 210

Raleigh, North Carolina 27607

Attention: Mark A. Sirgo

Fax: (919) 582-9051

E-Mail: msirgo@bdsi.com

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

150 E. 42nd Street, 11th Floor

New York, NY 10017

Attention: Barry I. Grossman, Esq.

Fax: (212) 370-7889

E-Mail: bigrossman@egsllp.com

If to Agent or Lenders:

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

12	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; CONFESSION OF JUDGMENT

12.1 THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3 Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

13	GENERAL PROVISIONS

13.1 Successors and Assigns.

(a) This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion). Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a register for the recordation of the names

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

and addresses of each Lender, and the commitments of, and principal amount of the Credit Extensions owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

13.2 Indemnification.

(a) Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto.

(b) Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c) Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3 Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

13.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5 Correction of Financing Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6 Integration. This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9 Confidentiality. In handling any confidential information of Borrower (including, without limitation, all non-publicly available information, reports and data provided by Borrower to Agent or any Lender pursuant to the terms of Articles 6, 7 and 8 of this Agreement or otherwise), each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, and not use (other than as permitted by this Agreement or any Financing Document) the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions to the extent any such Person is bound by obligations of confidentiality; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; (h) to the extent necessary or customary for inclusion in league table measurements; and (i) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for any purpose (other than as prohibited by Law), including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10 Right of Set-off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11 Publicity. Borrower will not, without the prior written consent of Agent (not to be unreasonably withheld, denied, conditioned or delayed solely with respect to voluntary disclosures relating to advertising and promotional materials) directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law (including in any filings with the SEC), subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13 Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14 Amendments; Required Lenders; Inter-Lender Matters.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders

(c) Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below). All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section 13.14(c), “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15 Borrower Liability. If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (i) any suretyship defenses available to it under the Code or any other applicable law, and (ii) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets. Notwithstanding any other provision of this Agreement or other related document, until payment in full of the Obligations and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 13.15 shall be null and void. If any payment is made to a Credit Party in contravention of this Section 13.15, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

13.17. USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

13.18 Warrants. Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by any Credit Party, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement. Nothing herein shall affect any Lender’s rights under any such warrants, stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

14	AGENT

14.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article 14 are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

14.2 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article 14 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4 Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof. The term “Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice in the manner provided for herein from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 14.8 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

14.9 Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders. MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances. To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12 Advances; Payments; Non-Funding Lenders.

(a) Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13 Miscellaneous.

(a) Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder. The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b) Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party. Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section 14.13(b). shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section

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14.13(b). may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like shall be required to implement the terms of this Section 14.13(b). The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 14.13(b) and shall in each case notify the Lenders following any such purchases.

15	DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“API” has the meaning given it in the preamble of this Agreement.

“Applicable Commitment” has the meaning given it in Section 2.2.

“Applicable Floor” means for each Credit Facility the per annum rate of interest specified on the Credit Facility Schedule; provided, however, that for the Applicable Prime Rate, the Applicable Floor is a per annum rate that is three hundred basis points above the Applicable Floor for the Applicable Libor Rate.

“Applicable Index Rate” means, for any Applicable Interest Period, the rate per annum determined by Agent equal to the Applicable Libor Rate; provided, however, that in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent or any Lender, make it unlawful or impractical for Agent or such Lender to fund or maintain Obligations bearing interest based upon the Applicable Libor Rate, Agent or such Lender shall give notice of such changed circumstances to Agent and Borrower and the Applicable Index Rate for Obligations outstanding or thereafter extended or made by Agent or such Lender shall thereafter be the Applicable Prime Rate until Agent or such Lender determines (as to the portion of the Credit Extensions or Obligations owed to it) that it would no longer be unlawful or impractical to fund or maintain such Obligations or Credit Extensions at the Applicable Libor Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Applicable Interest Rate Determination Date, that adequate and fair means do not exist for ascertaining the interest rate applicable to any Credit Facility on the basis provided for herein, then Agent may select a comparable replacement index and corresponding margin.

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“Applicable Interest Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Period shall mean the period commencing as of the most recent Applicable Interest Rate Determination Date and continuing until the next Applicable Interest Rate Determination Date or such earlier date as the Applicable Prime Rate shall no longer be the Applicable Index Rate; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, or re-implemented following invocation of the Applicable Prime Rate as permitted herein, the Applicable Interest Period shall mean the period of as of such adjustment or re-implementation and continuing until the next Applicable Interest Rate Determination Date, if any.

“Applicable Interest Rate” means a per annum rate of interest equal to the Applicable Index Rate plus the Applicable Margin.

“Applicable Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Rate Determination Date means the date of any change in the Base Rate Index; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, the Applicable Interest Rate Determination Date shall mean the date of such adjustment or the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period, as elected by Agent.

“Applicable Libor Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Libor Rate Index.

“Applicable Margin” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Applicable Prime Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Base Rate Index.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Arius Two” has the meaning given it in the preamble of this Agreement.

“Base Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) as being the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate Index.

“BDSI” has the meaning given it in the preamble of this Agreement.

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“BDSI’s Common Stock” means BDSI’s common stock, par value $.001 per share.

“Black Scholes Pricing Model” means the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. determined as of the day of the Qualifying Prepayment Event for pricing purposes.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“BND” means Bioral Nutrient Delivery, LLC, a Delaware limited liability company.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person. The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“CDC” means CDC V, LLC.

“CDC Agreement” means: (i) that certain Clinical Development and License Agreement, dated as of July 14, 2005, among CDC (as successor in interest to Clinical Development Capital LLC), BDSI and API; (ii) the CDC Securities Purchase Agreement; (iii) that certain Amendment No. 2, dated as of May 16, 2006, to that certain Clinical Development and License Agreement, dated as of July 14, 2005, between BDSI, API and CDC (as successor in interest to CDC IV, LLC); (iv) that certain Amended and Restated Registration Rights Agreement, dated as of May 16, 2006, by and between BDSI and CDC (as successor in interest to CDC IV, LLC); (v) that certain Dispute Resolution Agreement, dated March 12, 2007, between BDSI and CDC (as successor in interest to CDC IV, LLC); (vi) that certain Amendment to Clinical Development and License Agreement, dated March 9, 2007, between BDSI and CDC (as successor in interest to CDC IV, LLC); (vii) that certain Registration Rights Agreement, dated March 12, 2007, between BDSI and CDC (as successor in interest to CDC IV, LLC); (viii) that certain Subscription Agreement, dated March 12, 2007, between BDSI and CDC (as successor in interest to CDC IV, LLC); (ix) that certain Royalty Purchase and Amendment Agreement, dated as of September 5, 2007 between BDSI, and CDC (as successor in interest to CDC IV, LLC); (x) that certain Amendment to the Clinical Development and License Agreement, dated as of July 14, 2005, amendment dated as of September 5, 2007, by and among CDC (as successor in interest to CDC IV, LLC), BDSI, API and Arius Two; (xi) that certain Dispute Resolution Agreement, dated September 5, 2007 by and between BDSI and CDC (as successor in interest to CDC IV, LLC); and (xii) Amendment to Clinical Development and License Agreement, effective May 12, 2011, between BDSI, API, Arius Two, CDC and NB Athyrium.

“CDC Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of May 16, 2006 by and between CDC (as successor in interest to CDC IV, LLC) and BDSI, as amended.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding

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securities under an employee benefit plan of BDSI, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of BDSI, representing forty percent (40%) or more of the combined voting power of BDSI’s then outstanding securities; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; (d) the occurrence of any “change in control” or any term of similar effect under any Subordinated Debt Document; or (e) the chief executive officer of Borrower as of the date hereof shall cease to be involved in the day to day operations or management of the business of Borrower, and a successor of such officer reasonably acceptable to Agent is not appointed on terms reasonably acceptable to Agent within *** of such cessation or involvement.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Closing Date Warrants” means warrants, in form and substance satisfactory to Agent, to purchase shares of BDSI’s Common Stock equal to $1,500,000 divided by the exercise price, which shall be equivalent to BDSI’s 20-day average share price prior to the Closing Date.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in Exhibit A hereto, but for the avoidance of doubt, excluding all Excluded Intellectual Property Collateral.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;

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but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and “Credit Parties” means all such Persons, collectively. As of the Closing Date, the only Credit Parties are BDSI, API and Arius Two.

“Database Lock Payments” means, collectively, the two milestone payments, *** to Borrower in connection with the BEMA Buprenorphine Phase 3 trial database locks, and, a “Database Lock Payment” means any one milestone payment ***.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Funding Account” is Borrower’s Deposit Account, ***, maintained with Wells Fargo Bank, National Association and over which Agent has been granted control for the ratable benefit of all Lenders.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Doyen Equipment” means that certain Doyen transmucosal patch fabricating and packaging system and any components, including, but not limited to, dies and tooling.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party, any Subsidiary of a Credit Party or any competitor of a Credit Party. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

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“Environmental Law” means all present and future any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 10.1.

“Exchange Act” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

“Excluded Intellectual Property Collateral” means the Intellectual Property identified on the Excluded Intellectual Property Collateral Schedule.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” has the meaning given it in Section 2.6(h)(iii).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

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litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations. As of the Closing Date, the are no Guarantors other than Borrower (each Borrower being jointly and severally obligated to pay and perform all obligations under the Financing Documents).

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnitee” has the meaning given it in Section 13.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through any in-license) of all or substantially all of the assets of another Person, or of any business, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Libor Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Applicable Interest Period or, if such day is not a Business Day, on the preceding Business Day) in the amount of One Million Dollars ($1,000,000) are offered to major banks in the London interbank market on or about 11:00 a.m. (New York time) on the Applicable Interest Rate Determination Date, for a period of thirty (30) days, which determination shall be conclusive in the absence of manifest error, by (b) 100% minus the Reserve Percentage; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Libor Rate Index. The Libor Rate Index may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then Applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the Libor Rate Index; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such Libor Rate Index and the method for determining the amount of such adjustment.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, ability to conduct business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (a) the agreements listed in the Disclosure Schedule, (b) each agreement or contract to which a Credit Party is a party relating to licensure of Intellectual Property, and (c) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Maturity Date” means July 5, 2016.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents. “Obligations” does not include obligations under any Warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices, which shall in any event be at arms-length.

“Payment Date” means the first calendar day of each calendar month.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, supplier numbers, provider numbers, other authorizations, registrations, permits, consents and approvals issued or required in connection with the conduct of Borrower’s or any Subsidiary’s business or to comply with any applicable Laws, including, without limitation, drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Permitted Indebtedness” means: (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; and (g) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (1) the obligations of the Credit Parties under such intercompany loan shall be subordinated at all times to the Obligations of the Credit Parties hereunder or under the other Financing Documents in a manner satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent

“Permitted Investments” means: (a) Investments existing on the Closing Date and described on the Disclosure Schedule; (b) Investments consisting of cash equivalents; (c) any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent; (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments in Subsidiaries solely to the extent permitted pursuant to Section 6.8; (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (i) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) of the definition of “Permitted Indebtedness”; and (j) Investments consisting of Products and/or in-licenses acquired by Borrower after the Closing Date; provided that *** provided, further, that ***.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b) purchase money Liens (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment securing no more than *** in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed ***; (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) an

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

agreement by Borrower not to encumber the Excluded Intellectual Property Collateral pursuant to the CDC Agreement in effect on the Closing Date; and (k) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee Warrants” means warrants to purchase shares of BDSI’s Common Stock, in substantially the form of the Closing Date Warrants, but for shares of BDSI’s Common Stock equal to two percent (2.0%) of the Datalock Prepayable Amount as calculated using the Black Scholes Pricing Model.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents and the Warrants.

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time), and (b) issued by any Person from which Borrower or any of their Subsidiaries have received an accreditation

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“SEC” means the Securities and Exchange Commission.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

“SEC Filings” means BDSI’s filings (and related exhibits) filed or required to be filed with the SEC under the Exchange Act.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Financing Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subordinated Debt” means indebtedness incurred by Borrower which shall be (a) in an amount satisfactory to Agent, (b) made pursuant to documents in form and substance satisfactory to Agent (the “Subordinated Debt Documents”), and (c) subordinated to all of Borrower’s now or hereafter indebtedness to the Agent and Lenders pursuant to a Subordination Agreement.

“Subordination Agreement” means a subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent in writing.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Taxes” has the meaning given it in Section 2.6(h).

“Transfer” has the meaning given it in Section 7.1.

“Warrants” means, collectively, the Closing Date Warrants, the Prepayment Fee Warrants and any other warrants issued by BDSI to Agent or any Lender, each in form and substance satisfactory to Agent and Lenders.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo	(SEAL)
Name:	Mark A. Sirgo
Title:	President and Chief Executive Officer

ARIUS PHARMACEUTICAL, INC.

By:	/s/ Mark A. Sirgo	(SEAL)
Name:	Mark A. Sirgo
Title:	President

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo	(SEAL)
Name:	Mark A. Sirgo
Title:	President

1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

AGENT:

MIDCAP FINANCIAL SBIC, LP, as Agent for Lenders

By:	Midcap Financial SBIC GP, LLC

	By:	/s/ Colleen Kovas	(SEAL)
	Name:	Colleen Kovas
	Title:	Its Authorized Signatory

LENDERS:

MIDCAP FINANCIAL SBIC, LP,

By:	Midcap Financial SBIC GP, LLC

	By:	/s/ Colleen Kovas	(SEAL)
	Name:	Colleen Kovas
	Title:	Its Authorized Signatory

2

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate
Exhibit C	Credit Extension Form
Exhibit D	Form of Secured Promissory Note

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intellectual Property Schedule

Products Schedule

Required Permits Schedule

Excluded Intellectual Property Collateral Schedule

ONSOLIS Disclosure Schedule

Affiliate Transaction Schedule

1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a) all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Excluded Intellectual Property Collateral of any Credit Party. For the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds (as defined below), and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Excluded Intellectual Property Collateral of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Excluded Intellectual Property Collateral of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Excluded Intellectual Property Collateral by or on behalf of a Credit Party).

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	MidCap Financial SBIC, LP, as Agent
FROM:	BioDelivery Sciences International, Inc., Arius Pharmaceuticals, Inc., and Arius Two, Inc.
DATE:	, 201

The undersigned authorized officer of BioDelivery Sciences, Inc., a Delaware corporation, Arius Pharmaceuticals, Inc., a Delaware corporation, and Arius Two, Inc., a Delaware corporation (collectively and in the singular, “Borrower”), certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”):

(1) Borrower is in complete compliance with all required covenants for the month ending             , 201    , except as noted below;

(2) there are no Events of Default;

(3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4) Each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement; and

(5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Unaudited Financial Statements	Monthly within 30 days	Yes	No
Audited Financial Statements	Annually within 120 days after FYE	Yes	No
Board Approved Projections	Annually within 45 days after FYE	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No

1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.,

Confidential treatment requested with respect to certain portions hereof denoted with “***”

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BIODELIVERY SCIENCES	AGENT USE ONLY
INTERNATIONAL, INC.
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:
ARIUS PHARMACEUTICALS, INC.
	Compliance Status: Yes	No

By:
Name:
Title:

ARIUS TWO, INC.

By:
Name:
Title:

2

EXHIBIT D

SECURED PROMISSORY NOTE

$20,000,000.00	July 5, 2013

FOR VALUE RECEIVED, BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (“BDSI”), ARIUS PHARMACEUTICALS, INC., a Delaware corporation (“API”), ARIUS TWO, INC., a Delaware corporation (“Arius Two”, and together with BDSI and API, either individually or collectively as the context may require, “Borrower”), hereby promises to pay to MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership, or its permitted assigns (“Lender”), with an address of 7255 Woodmont Avenue, Suite 200, Bethesda, Maryland 20814, or such other place of payment as the holder of this Secured Promissory Note (this “Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), or so much thereof as Lender has advanced to Borrower, on the dates, terms and conditions set forth in the Credit Agreement (as defined below), together with interest thereon in accordance with the terms of and at the rate or rates set forth in the Credit Agreement.

This Note is executed and delivered in connection with that certain Credit and Security Agreement of even date herewith by and among Borrower, MidCap Financial SBIC, LP, as agent for the lenders thereunder, Lender, and the other lenders named therein from time to time (as the same may from time to time be amended, modified, restated or supplemented in accordance with its terms, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement), to which reference is made for a statement of all of the terms and conditions thereof. This Note shall evidence Borrower’s obligation to repay all sums advanced by Lender from time to time under the Credit Agreement and as part of a Credit Facility thereunder. All terms defined in the Credit Agreement shall have the same definitions when used herein, unless otherwise defined herein. All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Financing Documents to be kept, observed and/or performed by Borrower are made a part of this Note and are incorporated into this Note by this reference to the same extent and with the same force and effect as if they were fully set forth in this Note; Borrower promises and agrees to keep, observe and perform them or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof. In the event of any conflict between this Note and the Credit Agreement, the Credit Agreement shall govern and control.

All payments hereunder shall be made in accordance with the Credit Agreement, without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Note shall become due and payable in full upon the Maturity Date. An Event of Default under the Credit Agreement shall constitute a default under this Note, and upon any such Event of Default, all principal and interest and other obligations owing under this Note may be accelerated and declared immediately due and payable as provided for in the Credit Agreement. All amounts due hereunder are payable in the lawful currency of the United States of America. Time is of the essence hereof. This Note may be voluntarily prepaid only as permitted under the Credit Agreement.

Each Borrower hereby makes all waivers set forth in the Credit Agreement with respect to the indebtedness evidenced by this Note. No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with the Credit Agreement. If any term, provision, covenant or condition of this Note or the application of any term, provision, covenant or condition of this Note to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, then the remainder of this Note and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law. This Note shall be binding upon each Borrower and its successors. No Borrower may assign any of its rights or delegate any of its obligations under this Note, except as may be permitted pursuant to the Credit Agreement. Each of the undersigned shall be jointly and severally liable for all of the obligations of Borrower under this Note.

3

This Note has been negotiated and delivered to Lender and is payable in the New York. The provisions of the Credit Agreement regarding choice of law, jurisdiction, venue and jury trial waiver are incorporated herein and shall govern this Note.

4

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document shall constitute an instrument executed and delivered under seal, Borrower, as of the day and year first above written, has caused this Note to be executed and delivered under seal.

BIODELIVERY SCIENCES INTERNATIONAL, INC.,
a Delaware corporation

By:	(SEAL)
Name:
Title:

ARIUS PHARMACEUTICALS, INC., a Delaware corporation

By:	(SEAL)
Name:
Title:

ARIUS TWO, INC., a Delaware corporation

By:	(SEAL)
Name:
Title:

1

EXHIBIT C CREDIT EXTENSION FORM

DEADLINE IS NOON E.S.T.

Date:                 , 201

LOAN ADVANCE: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #			To Account #
	(Loan Account #)			(Deposit Account #)
Amount of Advance $

All Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:		Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST: Complete only if all or a portion of funds from the loan advance above is to be wired.
Beneficiary Name:
Amount of Wire: $
Beneficiary Lender:
Account Number:
City and State:
Beneficiary Lender Transit (ABA) #:		Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:		2nd Signature (if required):
Print Name/Title:		Print Name/Title:
Telephone #:		Telephone #:

1

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type: Term

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial SBIC, LP	$20,000,000

The following defined terms apply to this Credit Facility:

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means one-half of one percent (0.50%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to eight and 45/100 percent (8.45%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, five percent (5.0%) multiplied by the aggregate amount of the Credit Extensions made under this Agreement (or, in the case of a partial prepayment, multiplied by the product of the aggregate amount of the Credit Extensions made under this Agreement and a fraction equal to the principal amount of Credit Extensions being prepaid or required to be prepaid (whichever is greater) divided by the aggregate amount of the Credit Extensions made under this Agreement); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date three percent (3.0%) multiplied by the aggregate amount of the Credit Extensions made under this Agreement (or, in the case of a partial prepayment, multiplied by the product of the aggregate amount of the Credit Extensions made under this Agreement and a fraction equal to the principal amount of Credit Extensions being prepaid or required to be prepaid (whichever is greater) divided by the aggregate amount of the Credit Extensions made under this Agreement); provided, that, upon satisfaction of the conditions set forth in Section 2.3(d) for prepayment of the Datalock Prepayable Amount, and solely with respect to the prepayment of the Datalock Prepayable Amount, the “Applicable Prepayment Fee” for such prepayment shall be either, at Borrower’s election in its sole and absolute discretion, (x) delivery to Agent the Prepayment Fee Warrant or (y) payment to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, a fee equal to two percent (2.0%) of the Datalock Prepayable Amount.

Closed Period: not applicable.

Commitment Commencement Date: Closing Date.

Commitment Termination Date: the earliest to occur of (a) the close of the second Business Day following the Closing Date, (b) an Event of Default, (c) the existence of any Default, or (d) the Maturity Date.

Minimum Credit Extension Amount: $20,000,000.

1

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

Credit Facility #1

Commencing on February 1, 2014, and continuing on the first day of each calendar month thereafter, an amount equal to $666,666.67 per month.

Date	Principal Applied	Principal
7/8/2013		20,000,000.00
8/1/2013		20,000,000.00
9/1/2013		20,000,000.00
10/1/2013		20,000,000.00
11/1/2013		20,000,000.00
12/1/2013		20,000,000.00
1/1/2014		20,000,000.00
2/1/2014	666,666.67	19,333,333.33
3/1/2014	666,666.67	18,666,666.67
4/1/2014	666,666.67	18,000,000.00
5/1/2014	666,666.67	17,333,333.33
6/1/2014	666,666.67	16,666,666.67
7/1/2014	666,666.67	16,000,000.00
8/1/2014	666,666.67	15,333,333.33
9/1/2014	666,666.67	14,666,666.67
10/1/2014	666,666.67	14,000,000.00
11/1/2014	666,666.67	13,333,333.33
12/1/2014	666,666.67	12,666,666.67
1/1/2015	666,666.67	12,000,000.00
2/1/2015	666,666.67	11,333,333.33
3/1/2015	666,666.67	10,666,666.67
4/1/2015	666,666.67	10,000,000.00
5/1/2015	666,666.67	9,333,333.33

1

Date	Principal Applied	Principal
6/1/2015	666,666.67	8,666,666.67
7/1/2015	666,666.67	8,000,000.00
8/1/2015	666,666.67	7,333,333.33
9/1/2015	666,666.67	6,666,666.67
10/1/2015	666,666.67	6,000,000.00
11/1/2015	666,666.67	5,333,333.33
12/1/2015	666,666.67	4,666,666.67
1/1/2016	666,666.67	4,000,000.00
2/1/2016	666,666.67	3,333,333.33
3/1/2016	666,666.67	2,666,666.67
4/1/2016	666,666.67	2,000,000.00
5/1/2016	666,666.67	1,333,333.33
6/1/2016	666,666.67	666,666.67
7/1/2016	666,666.67	0.00

2

POST CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.	***

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

1

CLOSING DELIVERIES SCHEDULE

1.	duly executed original signatures to the Financing Documents to which Borrower is a party.

2.	duly executed original signatures to the Control Agreements with Wells Fargo Bank, N.A.;

3.	duly executed original Secured Promissory Notes in favor of MidCap in a face amount of $20,000,000;

4.	the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

5.	good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

6.	certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

7.	the Perfection Certificate executed by Borrower;

8.	a legal opinion of Borrower’s counsel dated as of the Closing Date together with the duly executed original signatures thereto;

9.	evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

10.	payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;

11.	a duly executed original Secretary’s Certificate dated as of the Closing Date which includes copies of the adopted and completed Borrowing Resolutions for Borrower;

12.	timely receipt by the Agent of an executed disbursement letter;

13.	a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall certify as to certain conditions to the funding of the Credit Extensions on the Closing Date;

14.	the Closing Date Warrant; and

15.	evidence, in form and substance satisfactory to Agent, that notice, with respect to the “Right of First Negotiation”, has been given to CDC in accordance with Section E(4) of the CDC Securities Purchase Agreement and that CDC has elected not to exercise such right.

1

PRODUCTS SCHEDULE

1.	ONSOLIS®/BREAKYLTM

2.	BUNAVAIL™

3.	BEMA® Buprenorphine

4.	Topical Clonidine Gel

5.	BEMA Granisetron

1

REQUIRED PERMITS SCHEDULE

1.	Bunavail

•	IND 110,267

2.	Onsolis

•	IND 62,864 (Inactive)

3.	BEMA Granisetron

•	IND 107,602 (Inactive)

4.	Clonidine Gel

•	IND 78,606

1

EXCLUDED INTELLECTUAL PROPERTY COLLATERAL SCHEDULE

Excluded Intellectual Property Collateral means:

The Company Intellectual Property, the Subject Product Agreements and the NDA for the Product, but, in each case, only if and solely to the extent the Company is either (i) prohibited from granting a security interest in the foregoing pursuant to the CDC Agreement (as in effect on the Closing Date) or (ii) in the case of the Company Know-How, NDA and Subject Product Agreements, required to transfer its interest in such Company Know-How, NDA and Subject Product Agreements to CDC pursuant to the CDC Agreement (as in effect on the Closing Date); provided, that, for the avoidance of doubt, any transfer of interest in the BEMA Intellectual Property or Know-How related to BEMA shall not be for more than a non-exclusive right to use such BEMA Intellectual Property and Know-How solely in connection with the Product and to the extent required pursuant to the CDC Agreement (as in effect on the Closing Date).

For purposes of this Agreement:

“BEMA” means BioErodible MucoAdhesive.

“BEMA Intellectual Property” means the Company Patent Rights and Company Trademark Rights relating to BEMA.

“Company” means the Borrower.

“Company Intellectual Property” means, collectively, the Company Know-How, the Company Patent Rights and the Company Trademark Rights.

“Company Know-How” means any Know-How solely with respect to the Product that either (a) is Controlled by Company, or (b) comes within Company’s Control, including the BEMA Intellectual Property.

“Company Patent Rights” means the patents and patent applications listed on Attachment A to the Excluded Intellectual Property Collateral Schedule.

“Company Trademark Rights” means the trademarks and trademark applications listed on Attachment A to the Excluded Intellectual Property Collateral Schedule.

“Compound” means fentanyl including without limitation metabolites or prodrugs thereof, and any hydrates, conjugates, salts, esters, isomers, polymorphs or analogues of any of the foregoing.

“Control” means, when used in reference to intellectual property, the possession of the ability to grant a license or sublicense without (i) requiring the consent of a third party or (ii) violating the terms of any agreement or other arrangement with any third party.

“Know-How” means any information and materials, whether proprietary or not and whether patentable or not, including without limitation ideas, concepts, formulas, methods, procedures, designs, compositions, plans documents, data (including all pre-clinical and clinical data), inventions, discoveries, works of authorship, compounds and biological materials.

“NDA” means the New Drug Application 022-266 with respect to the Product, including any supplements or amendments thereto.

“Product” means any product that contains the Compound either alone or in combination with one or more other substances.

“Product License Agreements” mean (i) that certain LICENSE AND DEVELOPMENT AGREEMENT, dated August 2, 2006, as amended, by and among BDSI, API, and MEDA AB, (ii) that certain LICENSE AND DEVELOPMENT AGREEMENT, dated September 5, 2007, as amended, by and among BDSI, API, and MEDA

1

AB, (ii) that certain LICENSE AND SUPPLY AGREEMENT, dated May 26, 2010, as amended, by and among BDSI, API and KunWha Pharmaceutical Co., Ltd., and (iv) that certain LICENSE AND SUPPLY AGREEMENT, dated October 4, 2010, as amended, by and among BDSI, API and TTY Biopharm Co., Ltd.

“Product Supply Agreements” mean (i) that certain BEMA FENTANYL SUPPLY AGREEMENT, dated August 2, 2006, as amended, by and among BDSI, API, and Meda AB, (ii) that certain SUPPLY AGREEMENT, dated October 17, 2005, as amended, by and between BDSI and Aveva Drug Delivery Systems, Inc., and (iii) that certain MANUFACTURING, SUPPLY, AND LICENSE AGREEMENT, dated April 26, 2012, as amended, by and among BDSI, API and LTS Lohmann Therapie-Systeme AG.

“Subject Product Agreements” means, collectively, the Product Supply Agreements and the Product License Agreements.

2

ATTACHMENT A

EXCLUDED INTELLECTUAL PROPERTY COLLATERAL SCHEDULE

Country	Appln. No.	Status	Filing Date	Patent or Trademark No.	Issue Date	Expiration Date
US	08/734519	Granted	18-Oct-1996	5800832	01-Sep-1998	18-Oct-2016
US	09/144827	Granted	01-Sep-1998	6159498	12-Dec-2000	18-Oct-2016
US	11/069089	Granted	01-Mar-2005	7579019	25-Aug-2009	22-Jan-2020
US	13/886487	Pending	03-May-2013
Austria	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Austria	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Australia	9747574	Granted	16-Oct-1997	729516B	17-May-2001	16-Oct-2017
Australia	200138924B2	Granted	13-May-2004	769500	13-May-2004	16-Oct-2017
Australia	9939678	Granted	29-Apr-1999	746339B	01-Aug-2002	29-Apr-2019
Belgium	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Belgium	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Canada	2268187	Granted	16-Oct-1997	2268187	05-Jun-2007	16-Oct-2017
Canada	2329128	Granted	29-Apr-1999	2329128	18-Mar-2008	29-Apr-2019
Switzerland	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Switzerland	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Germany	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Germany	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Denmark	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Denmark	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
EP	97910118	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
EP	99922753	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Spain	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Spain	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Finland	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019

3

France	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
France	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
U.K.	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
U.K.	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Greece	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Greece	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Ireland	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Ireland	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Italy	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Italy	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Japan	10-519467	Granted	16-Oct-1997	3964465	01-Jun-2007	16-Oct-2017
Japan	2005-233505	Granted	29-Apr-1999	4619894	05-Nov-2010	29-Apr-2019
Luxembourg	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Netherlands	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Netherlands	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Portugal	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
Sweden	97 91 0117.7	Granted	16-Oct-1997	973497	11-Dec-2002	16-Oct-2017
Sweden	99 92 2753.1	Granted	29-Apr-1999	1079813	09-Feb-2005	29-Apr-2019
US	13/413,112	Pending	06-Mar-2012
UAE	58/2009	Pending	21-Jan-2009
Australia	2011205222	Pending	09-Aug-2011
Brazil	PI0714712-0	Pending	21-Jan-2009
Canada	2658585	Granted	20-Jan-2009	2658585	01-Mar-2011	23-Jul-2027
China	200780031908.7	Pending	26-Feb-2009
EP	07796992.1	Pending	16-Feb-2009
Japan	2009-520865	Pending	20-Jan-2009
India	7156/CHENP/2011	Pending	03-Oct-2011

4

Israel	220722	Pending	02-Jul-2012
Korea	10-2012-7018611	Pending	16-Jul-2012
Mexico	MX/a/2009/000745	Granted	20-Jan-2009	297332	22-Mar-2012	23-Jul-2027
Norway	20090278	Pending	19-Jan-2009
New Zealand	594545	Granted	10-Aug-2011	594545	22-Mar-2013	23-Jul-2027
Singapore	200900216-3	Granted	13-Jan-2009	149359	15-Aug-2011	23-Jul-2027
Ukraine	a200901454	Granted	20-Feb-2009	96455	10-Nov-2011	23-Jul-2027
South Africa	2009/00485	Granted	21-Jan-2009	2009/00485	31-Aug-2011	23-Jul-2027
Hong Kong	09110161.3	Pending	30-Oct-2009
AU	BEMA (1028272)	Granted	04-Nov-2004	1028272	25-Apr-2005	N/A
CTM	BEMA (4097416)	Granted	04-Nov-2004	4,097,416	11-Oct-2007	N/A
US	BEMA (77/291,656)	Granted	28-Sep-2007	3,623,813	19-May-2009	N/A
US	BEMA (78/424,675)	Granted	25-May-2004	3,473,621	22-Jul-2008	N/A
US	ONSOLIS (78/953,589)	Granted	16-Aug-2006	3,723,904	08-Dec-2009	N/A

Trade Secrets and Know-How relating to BEMA-Fentanyl (e.g., Onsolis or Breakyl), including any corresponding manufacturing processes.

5

ONSOLIS DISCLOSURE SCHEDULE

On March 12, 2012 BDSI announced the postponement of the U.S. relaunch of BDSI’s FDA-approved ONSOLIS® product until a product formulation could be modified to address two appearance issues raised by FDA following an inspection of the Aveva manufacturing facility where ONSOLIS® is produced. Subsequently during 2012, FDA requested that BDSI identify, characterize and address the formation of microscopic crystals and a slight fading of the color during the 24-month shelf life of the product. FDA believes that the fading of the color in particular may potentially confuse patients, necessitating a modification of the product and product specifications before additional product can be manufactured and distributed. Therefore, the U.S. re-launch and additional manufacturing of ONSOLIS® was been postponed until such product appearance issues have been resolved.

*  *  *

1

AFFILIATES TRANSACTION SCHEDULE

BDSI has several business relationships with Accentia Biopharmaceuticals, Inc. (“Accentia”) and its affiliates. Hopkins Capital Group II, LLC (“HCG II”), which is controlled by Dr. Frank O’Donnell, Jr., BDSI’s Executive Chairman of the Board and which owns a significant percentage of BDSI’s Common Stock as of the Closing Date, is a significant stockholder of Accentia. In addition, Dr. O’Donnell is also the Executive Chairman of Accentia. In addition, William S. Poole, a director of BDSI, is also a director of Accentia. Also, James A. McNulty, BDSI’s Secretary, Treasurer and CFO, is also Secretary and Treasurer of Accentia and Chief Financial Officer of HCG II. BDSI does not have any projects with Accentia at this time, nor did BDSI in any part of 2012.

Arius/TEAMM Distribution Agreement. On March 12, 2004, API (then a separate company) entered into a Distribution Agreement pursuant to which it granted exclusive marketing and sales rights in the United States to TEAMM Pharmaceuticals, Inc. with respect to the Emezine™ product for the treatment of nausea and vomiting. TEAMM was renamed Accentia Pharmaceuticals, Inc. in 2007 and is a wholly-owned subsidiary of Accentia. As part of this agreement, TEAMM agreed to pay for the development costs of Emezine™. BDSI received development cost reimbursements of $1.0 million in 2004 from Accentia in connection with this agreement and an additional $300,000 in 2005 upon the acceptance of the Emezine™ NDA for filing. On December 17, 2008, in conjunction with the Reckitt Benckiser Healthcare (UK) Limited (“Reckitt”) termination of the Emezine™ agreement, the Arius TEAMM Distribution Agreement was terminated.

Emezine™ Settlement Agreement. On December 30, 2009, BDSI entered into a Settlement Agreement (the “Settlement Agreement”) with Accentia, Arius and TEAMM. The purpose of such agreement was to memorialize the terms and conditions of a settlement between BDSI and Accentia of claims by TEAMM relating to the Distribution Agreement between Arius and TEAMM. At the time the Distribution Agreement was entered into, Arius was not affiliated with BDSI. Arius was acquired by BDSI in August 2004. BDSI did not believe that Accentia’s claims had merit, but BDSI also believed that the alternative of a protracted dispute would be distracting, time consuming and costly. As such, BDSI elected to enter into the Settlement Agreement.

The Settlement Agreement provides that BDSI and Accentia mutually release all claims that either may have against each other and, in connection therewith, BDSI will (a) pay $2.5 million to Accentia (paid to escrow in February 2010, which was paid upon Accentia’s emergence from bankruptcy in November 2010) (the “$2.5 Million Payment”) and (b) grant the following royalty rights (the “Product Rights”) to Accentia with respect to BDSI’s BEMA® Granisetron product candidate (“BEMA® Granisetron”) (or in the event it is not BEMA® Granisetron, BDSI’s third product candidate (excluding BEMA® product containing buprenorphine) as to which BDSI files an NDA, which, together with BEMA® Granisetron, the “Product”): (i) 70/30 split between BDSI and Accentia, respectively) of royalty received if a third party sells the Product and 85/15 split on net sales if BDSI sells the Product; and (ii) BDSI will, from the sale of the Product, fully recover amounts equal to (1) all internal and external worldwide development costs of the Product (“Costs”) plus interest (measured on weighted average prime interest rate from first dollar spent until Product launch) and (2) the $2.5 Million Payment plus interest (measured on weighted average prime interest rate from the time of payment until Product launch) before Accentia begins to receive its split as described in (b) (i) above. In addition, pursuant to the Settlement Agreement, BDSI received a warrant to purchase 2 million shares of Accentia’s majority-owned subsidiary, Biovest. The Warrant will be exercisable immediately and for a period of seven 7 years from the date of issuance.

BSP. On November 30, 2000, BDSI entered into an agreement with Biotech Specialty Partners, LLC (“BSP”), then an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. BSP to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our products in consideration of a ten (10%) percent discount to the wholesale price, which BDSI’s board of directors has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to products which include the BEMA® technology. HCG is an equity owner of, and Dr. O’Donnell is a member of the management of, BSP.

1